UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

Nuveen Multi-Market Income Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-05642	41-1999198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 257-8787

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	JMM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Changes to Investment Policies and Portfolio Contents

Effective April 30, 2026, Nuveen Multi-Market Income Fund (NYSE: JMM) (the “Fund”) will implement the below changes to its investment policies.

1.	The following policies will no longer be applicable to the Fund:

▪	Under normal circumstances, the Fund will invest at least 65% of its total assets in securities that are rated investment grade at the time of purchase or are unrated and of comparable quality as determined by the Fund’s investment adviser.
▪	Under normal circumstances, the Fund will not purchase futures or options on futures or sell futures if as a result the sum of the initial margin deposits on the Fund’s existing futures positions and premiums paid for outstanding options on futures contracts would exceed 5% of the Fund’s total assets. (For options that are “in-the-money” at the time of purchase, the amount by which the option is “in-the-money” is excluded from this calculation).

2.	The existing policy below will be updated to refer to “Managed Assets” instead of “total assets” and to replace references to “securities” with “investments”:

Prior Policy	New Policy
The Fund may invest up to 35% of its total assets in securities that, at the time of purchase, are rated lower than investment grade or of comparable quality. These non-investment-grade securities are commonly referred to as “high yield” or “junk” bonds.	The Fund may invest up to 35% of its Managed Assets in investments that, at the time of purchase, are rated lower than investment grade or of comparable quality. These non-investment-grade investments are commonly referred to as “high yield” or “junk” bonds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Multi-Market Income Fund

Date: April 29, 2026	By:	/s/ Mark L. Winget
Mark L. Winget
Vice President and Secretary